UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014

Solera National Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53181	02-0774841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

319 S. Sheridan Blvd.
Lakewood, CO 80226
303-209-8600
(Address and telephone number of principal executive offices)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2014, Mr. Robert Gallegos and Mr. Robert Alvarado, members of the Board of Directors of both Solera National Bancorp, Inc. (the “Company”) and Solera National Bank (the “Bank”), a wholly-owned subsidiary of the Company, notified the Company that they will not stand for reelection as directors of the Company upon the expiration of their terms at the Company’s 2014 Annual Meeting of Shareholders (“Annual Meeting”), which is scheduled to be held on May 22, 2014 for stockholders of record as of March 31, 2014. Mr. Gallegos and Mr. Alvarado will resign as directors of the Bank, effective immediately following adjournment of the Annual Meeting.

Mr. Gallegos and Mr. Alvarado’s decision to not stand for reelection is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  The Company thanks both Mr. Gallegos and Mr. Alvarado for their service and commitment as directors and will continue to benefit from their perspectives and insights until their terms expire at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

On March 10, 2014, the Company issued a press release announcing the annual meeting date and the record date for the Company's 2014 annual meeting of shareholders. The following exhibit is furnished with this Current Report on Form 8-K.

Exhibit No.        Description
99.1                Press Release dated March 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solera National Bancorp, Inc.
(Registrant)

Date: March 10, 2014	By:	/s/ Robert J. Fenton
	Name:	Robert J. Fenton
	Title:	Executive Vice President, Chief Financial Officer